UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2014

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On January 22, 2014, Lilis Energy, Inc. (the “Company”) entered into and closed a series of subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 3,750,000 Units, with each Unit consisting of (i) one share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and (ii) one Warrant to purchase one share of Common Stock, at an exercise price equal to $2.50 per share (the “Warrant”), for a purchase price of $2.00 per Unit, for aggregate gross proceeds of $7,500,000 (the “Private Offering”).  Members of the Company’s officers and board of directors have agreed to purchase $1,4250,000 of the Units offered in the Private Offering subject to receipt of shareholder approval as required by the Company’s listing with NASDAQ.

Each Warrant has a three (3) year term. The Warrants are not exercisable for six months following the closing of the Private Offering. At any time following the closing of the Private Offering, the Company may force the exercise of the Warrants provided the shares underlying the Warrants are registered and the Common Stock has traded at or above $10.00 per share for a period of twenty (20) consecutive trading days with a minimum daily average volume of 100,000 shares for such twenty (20) days. Only once the Company has given the Investors twenty (20) trading days notice and there is an effective registration statement in place, will the Company have the right to force the exercise, in part or in full, of the Warrants.

Pursuant to the terms of the Private Offering, the Company is obligated to file a registration statement by May 22, 2014 registering for resale all shares of Common Stock issued in the Private Offering and underlying the Warrants.

The Company retained T.R. Winston & Company, LLC (the “Placement Agent”) as the placement agent for the Private Offering, and paid the Placement Agent a cash commission equal to $600,000 (equal to 8% of total gross proceeds at the closing of the Private Offering), and non-accountable expense allowance of $225,000 (equal to 3% of total gross proceeds at the closing of the Private Offering).  In addition, the Company issued to the Placement Agent three-year warrants subject to the same terms as the Warrants to purchase 300,000 shares of Common Stock (equal to 8% of the aggregate number of shares of Common Stock issued at the closing of the Private Offering).

In connection with the foregoing, the Company relied upon the exemption from securities registration provided by Section 4(2) under the Securities Act of 1933, as amended for transactions not involving a public offering.

The foregoing description of the terms of the Subscription Agreements and the Warrants are not complete and are subject in their entirety by reference to the terms of the Subscription Agreements and the Warrants, copies of which are attached as Exhibit 10.1 and Exhibit 4.1 hereto.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously announced on August 19, 2013, the Company received a notice from Nasdaq indicating that the Company’s stockholders’ equity reported for the fiscal quarter ended June 30, 2013 did not meet the minimum requirement of $10,000,000 for continued listing as set forth in Nasdaq’s Listing Rule 5450(b)(1)(A). As reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the Securities and Exchange Commission on August 15, 2013, the Company’s stockholders’ equity was $ 8,273,643 as of June 30, 2013.

As of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the closing of the Private Offering.  The Company has been informed that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of the Company’s next periodic report the Company does not evidence compliance, the Company may be subject to delisting.

Item 3.02   Unregistered Sale of Equity Securities

See Item 1.01.

Item 7.01   Regulation FD Disclosure

On January 22, 2014, the Company issued a press release announcing the Private Offering. A copy of that press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The above information (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1*	Form of Warrant
10.1*	Form of Subscription Agreement
99.1**	Press Release of Lilis Energy, Inc. dated January 22, 2014

* Filed herewith.
** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2014	LILIS ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Form of Warrant
10.1*	Form of Subscription Agreement
99.1**	Press Release of Lilis Energy, Inc. dated January 22, 2014

* Filed herewith.
** Furnished herewith.